UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2011

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 6, 2010, AGL Resources Inc. (“AGL Resources” or the “Company”) and Nicor Inc. (“Nicor”) entered into an Agreement and Plan of Merger, a copy of which was filed with the Securities and Exchange Commission (“SEC”) on December 7, 2010, that provides for the merger of a wholly owned subsidiary of AGL Resources into Nicor.

On December 9, 2011, in connection with the closing of the merger and as previously approved by the Company’s shareholders at a special meeting of the shareholders of the Company held on June 14, 2011, the Company adopted and filed Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation (Articles of Amendment) to increase the number of directors who may serve on the Company's Board of Directors ("Board") from 15 to 16, each of whom will serve one-year terms upon their election or reelection at the annual meeting of shareholders.  Effective the same date, the Company amended its Bylaws to increase the number of directors who may serve on the Board from 15 to 16 and to delete the Board membership criteria requiring directors of the Company to own at least 100 shares of Company common stock.  These amendments reflect changes contemplated or necessitated by the Merger Agreement, which are described in the Company’s Registration Statement on Form S-4 filed with the SEC on February 4, 2011, as amended.

The Articles of Amendment and amended Bylaws are effective as of December 9, 2011.  A copy of the Articles of Amendment and amended Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01.   Other Events.

As previously disclosed, on December 6, 2010, the Company and Nicor entered into the Merger Agreement, which  provides for the merger of a wholly owned subsidiary of AGL Resources into Nicor.  On December 7, 2011, AGL Resources and Nicor jointly announced that the companies received regulatory approval from the Illinois Commerce Commission for the merger in accordance with Section 7-204 of the Illinois Public Utilities Act.  A copy of the press release is attached hereto as Exhibit 99.1. Additionally, on December 9, 2011, AGL Resources announced that it had completed its merger with Nicor.

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The historical audited consolidated balance sheets of Nicor as of December 31, 2010 and 2009, and the audited consolidated statements of income, cash flows, common equity, and comprehensive income for each of the three years in the period ended December 31, 2010 are attached as Exhibit 99.2. The historical unaudited condensed consolidated financial statements, and explanatory notes, of Nicor as of September 30, 2011 and 2010 are attached as Exhibit 99.3.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated financial statements and explanatory notes relating to AGL Resources Inc.’s acquisition of Nicor are attached as Exhibit 99.4. The unaudited pro forma condensed combined consolidated statements of income for the nine months ended September 30, 2011, and the year ended December 31, 2010, give effect to the merger as if it were completed on January 1, 2010. The unaudited pro forma condensed combined statement of financial position as of September 30, 2011, gives effect to the merger as if it were completed on September 30, 2011.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of AGL Resources Inc., filed December 9, 2011 with the Secretary of State of the state of Georgia.
3.2	Bylaws of AGL Resources Inc., as amended on December 9, 2011.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
99.1	Press release dated December 7, 2011.
99.2
Audited consolidated balance sheets of Nicor Inc. as of December 31, 2010 and 2009, and the audited consolidated statements of income, cash flows, common equity, and comprehensive income for each of the three years in the period ended December 31, 2010.

99.3	Unaudited condensed consolidated financial statements, and explanatory notes, of Nicor Inc. as of September 30, 2011 and 2010.
99.4	Unaudited pro forma condensed combined consolidated financial statements and explanatory notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: December 13, 2011	/s/Andrew W. Evans
Andrew W. Evans Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of AGL Resources Inc., filed December 9, 2011 with the Secretary of State of the state of Georgia.
3.2	Bylaws of AGL Resources Inc., as amended on December 9, 2011.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
99.1	Press release dated December 7, 2011.
99.2
Audited consolidated balance sheets of Nicor Inc. as of December 31, 2010 and 2009, and the audited consolidated statements of income, cash flows, common equity, and comprehensive income for each of the three years in the period ended December 31, 2010.

99.3	Unaudited condensed consolidated financial statements, and explanatory notes, of Nicor Inc. as of September 30, 2011 and 2010.
99.4	Unaudited pro forma condensed combined consolidated financial statements and explanatory notes.